EXHIBIT 10.47

SUBSCRIPTION AGREEMENT AMENDMENT NO. 1

November 20, 2007

M.A.G. Capital, LLC

Monarch Pointe Fund, Ltd.

Mercator Momentum Fund, L.P.

Mercator Momentum Fund III, L.P.

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement dated as of January 26, 2007 (the “Agreement”) among SunFuels, Inc., a Colorado corporation (the “Company”) and Monarch Pointe Fund, Ltd. (“Monarch”), Mercator Momentum Fund, L.P. (“MMF”), Mercator Momentum Fund III, L.P. (“MMF III,” and together with Monarch and MMF, the “MAG Funds”) and certain unaffiliated accredited investors signatories hereto (the “Accredited Investors,” and together with the MAG Funds, the “Purchasers”), and M.A.G. Capital, LLC (“MAG”).

The Agreement provides for, among other things, the Purchasers to purchase from the Company an aggregate of One Million Five Hundred Thousand (1,500,000) shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”). The per share price for the Preferred Stock is $13.50 per share, or an aggregate consideration of Twenty Million Two Hundred Fifty Thousand Dollars ($20,250,000) (the “Purchase Price”).

On January 26, 2007, the Company issued to the Purchasers in an initial closing (the “Initial Closing”) 750,000 shares of Preferred Stock in exchange for an aggregate amount of Ten Million One Hundred Twenty Five Thousand Dollars ($10,125,000).

Under the Agreement, a second closing (the “Second Closing”) on the remaining 750,000 shares of Preferred Stock was to occur after the satisfaction or waiver of conditions precedent to the Merger (defined below) but prior to the closing of the Merger.

The Company is also party to a merger agreement (the “Merger Agreement”) with M-Wave, Inc. (the “Public Company”) providing for a merger (the “Merger”) of the Company with a subsidiary of the Public Company. Pursuant to the Merger Agreement, all outstanding shares of Preferred Stock (including shares that would have been issued in the Second Closing) would be exchanged for shares of the Public Company’s Series C Preferred Stock (the “M-Wave Preferred Stock”).

The parties to the Agreement hereby amend the terms of the Agreement as follows:

1. The Second Closing with the Purchasers shall occur immediately following the closing of the Merger rather than prior to the closing of the Merger.

2. Because the Second Closing will occur following the Merger, in lieu of purchasing 750,000 shares of Preferred Stock, the Purchasers will instead purchase 5,341,275 shares of M-Wave Preferred Stock. The aggregate consideration to be paid in the Second Closing shall remain at Ten Million One Hundred Twenty Five Thousand Dollars ($10,125,000).

3. The Company shall cause the Public Company (following the Merger) to issue to the Purchasers the number of the number of shares of M-Wave Preferred Stock required by paragraph 2 above.

4. The parties agree to such changes, mutatis mutandis, to the Agreement as may be required to effectuate foregoing paragraphs.

5. Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

6. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

7. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Very truly yours,

SunFuels, Inc.

By:	/s/ Todd M. Kleinman
Name: Todd M. Kleinman Title: Vice President

ACCEPTED AND AGREED:

Monarch Pointe Fund Ltd.		Mercator Momentum Fund, L.P.

By: M.A.G. CAPITAL, LLC Its: General Partner		By: M.A.G. CAPITAL, LLC Its: General Partner

By:	/s/ David Firestone	By:	/s/ David Firestone
	David Firestone Managing Partner		David Firestone Managing Partner

M.A.G. Capital, LLC		Mercator Momentum Fund III, L.P.

By: M.A.G. CAPITAL, LLC Its: General Partner

By:	/s/ David Firestone	By:	/s/ David Firestone
	David Firestone Managing Partner		David Firestone Managing Partner

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